UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2012

C. R. BARD, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-6926	22-1454160
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

730 Central Avenue Murray Hill, New Jersey	07974
(Address of Principal Executive Office)	(Zip Code)

(908) 277-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2012, the Board of Directors (the “Board”) of C. R. Bard, Inc. appointed Christopher S. Holland as Senior Vice President and Chief Financial Officer, effective on his date of hire, which is expected to be May 21, 2012 (the “Effective Date”). In this role, Mr. Holland will report directly to Timothy M. Ring, Chairman and Chief Executive Officer. The Company’s appointment of Mr. Holland was announced in a press release, dated April 30, 2012, attached to this Form 8-K as Exhibit 99.1.

Mr. Holland, age 45, has most recently served as Senior Vice President, Finance and Treasurer of ARAMARK Corporation, as Senior Vice President and Treasurer from 2006 through 2010, and as Vice President and Treasurer from 2003 to 2006. Prior to joining ARAMARK, Mr. Holland served as Vice President and medical device sector head at J. P. Morgan and Company, Inc. from 1999 to 2003, and held various positions of increasing responsibility at J. P. Morgan from 1988 to 1999, including in accounting and healthcare corporate finance.

Mr. Holland holds a B.A. in Economics and Political Science from Drew University, and an M.B.A. in Finance from New York University – Leonard N. Stern School of Business.

Mr. Holland will participate on the same basis as all other executive officers in the Company’s 2012 Long Term Incentive Plan, Management Stock Purchase Program, Employees’ Retirement Plan, Supplemental Executive Retirement Plan and Supplemental Insurance/Retirement Plan. These plans are described in more detail under the heading “Executive Officer Compensation” in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 16, 2012.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated April 30, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C. R. BARD, INC.
(Registrant)

By:	/s/ Richard C. Rosenzweig
Name:	Richard C. Rosenzweig
Title:	Vice President, Law and Assistant Secretary

April 30, 2012

Exhibit Index

99.1	Press Release, dated April 30, 2012